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                                                                       Exhibit 1
                                                                       ---------

                                    AGREEMENT

         The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Quipp, Inc. is filed jointly, on behalf of each of them.

Dated:   January 8,1998

                             /s/ John W. Gildea
                             -------------------------------
                                 John W. Gildea

                             NETWORK FUND III, LTD.

                             By: GILDEA MANAGEMENT COMPANY,
                                 Investment Advisor

                                 By: /s/ John W. Gildea
                                     -----------------------
                                     Name:  John W. Gildea
                                     Title: President

                             NETWORK IV LLC

                             By: GILDEA MANAGEMENT COMPANY,
                                 Investment Advisor

                                 By: /s/ John W. Gildea
                                     -----------------------
                                     Name:  John W. Gildea
                                     Title: President

                               Page 14 of 30 Pages